Exhibit A
AGREEMENT
The undersigned agree that this Schedule 13D, Amendment No. 2, dated November 3, 2009 relating to the Common Stock, $0.01 par value of Zapata Corporation shall be filed on behalf of the undersigned.

Harbinger Capital Partners Master Fund I, Ltd.

By:	Harbinger Capital Partners LLC

By:	Harbinger Holdings, LLC, Managing Member

By:	/s/ Philip Falcone

Harbinger Capital Partners LLC

By:	Harbinger Holdings, LLC, Managing Member

By:	/s/ Philip Falcone

Harbinger Capital Partners Special Situations Fund, L.P.

By:	Harbinger Capital Partners Special Situations GP, LLC

By:	Harbinger Holdings, LLC, Managing Member

By:	/s/ Philip Falcone

Harbinger Capital Partners Special Situations GP, LLC

By:	Harbinger Holdings, LLC, Managing Member

By:	/s/ Philip Falcone

Global Opportunities Breakaway Ltd.

By:	Harbinger Capital Partners II LP

By:	Harbinger Capital Partners II GP LLC, General Partner

By:	/s/ Philip Falcone

Harbinger Capital Partners II LP

By:	Harbinger Capital Partners II GP LLC, General Partner

By:	/s/ Philip Falcone

B-1

Harbinger Capital Partners II GP LLC

By:	/s/ Philip Falcone

Harbinger Holdings, LLC

By:	/s/ Philip Falcone

/s/ Philip Falcone

Philip Falcone
November 4, 2009

2